UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 6, 2014

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California		94588-3229
(Address of principal executive offices)		(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indentures

On October 6, 2014, after receiving the required majority consent from holders of $80.0 million of 3.4% Senior Notes due December 1, 2016 (“2016 Notes”), Safeway Inc. (“Safeway”) entered into a supplemental indenture to amend the change of control provision relating to these notes to remove the requirement to offer to repurchase the notes at $1,010 per $1,000 aggregate principal amount of notes, plus accrued and unpaid interest (“Repurchase Requirement”), in connection with the change of control resulting from the proposed acquisition of Safeway by Albertsons Holdings LLC (the “Merger”). On October 9, 2014, after receiving the required majority consent from holders of $100.0 million of 6.35% Senior Notes due August 15, 2017 (“2017 Notes”), Safeway entered into a supplemental indenture to amend the change of control provision relating to these notes to remove the Repurchase Requirement.

Following the Merger, the 2016 Notes and 2017 Notes and any of the $500.0 million of 5.00% Senior Notes due August 15, 2019 (“2019 Notes”) that remain outstanding will be secured by substantially all of the assets of Albertsons and Safeway and their respective subsidiaries on a pari passu basis with the new senior secured notes due 2022 that will be issued by Albertsons as part of the financing for the Merger (“Albertsons Notes”), and will be guaranteed, on the same basis as the Albertsons Notes, by Albertsons and Safeway and their respective subsidiaries. Following the Merger, other series of Safeway’s senior notes and debentures (the 3.95% Senior Notes due 2020, the 4.75% Senior Notes due 2021, the 7.45% Senior Debentures due 2027 and the 7.25% Senior Debentures due 2031) that remain outstanding will become equally and ratably secured by certain assets of Safeway and its subsidiaries on a pari passu basis with the 2016 Notes, 2017 Notes, 2019 Notes and Albertsons Notes, but will not be secured by the other assets of Safeway and Albertsons and their subsidiaries that will secure the 2016 Notes, 2017 Notes, 2019 Notes and Albertsons Notes.

The preceding description of the supplemental indentures is qualified in its entirety by reference to the supplemental indentures, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Supplemental Indenture dated as of October 6, 2014, between Safeway Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee, under the Indenture, dated as of September 10, 1997, as amended and supplemented, with respect to Safeway’s 3.40% Notes due 2016.

4.2	Supplemental Indenture dated as of October 8, 2014, between Safeway Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee, under the Indenture, dated as of September 10, 1997, as amended and supplemented, with respect to Safeway’s 6.35% Notes due 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date: October 10, 2014	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Supplemental Indenture dated as of October 6, 2014, between Safeway Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee, under the Indenture, dated as of September 10, 1997, as amended and supplemented, with respect to Safeway’s 3.40% Notes Due 2016.

4.2	Supplemental Indenture dated as of October 8, 2014, between Safeway Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee, under the Indenture, dated as of September 10, 1997, as amended and supplemented, with respect to Safeway’s 6.35% Notes Due 2017.